     AMENDMENT, dated July 5, 1996 to the agreement ("Agreement") dated February
29, 1988,  between  Templeton  Global  Income Fund,  Inc.  ("Fund"),  having its principal place of business at 700 Central Ave., St.  Petersburg,  FL 33701, and
The Chase Manhattan Bank, N.A. ("Chase"), having its principal place of business at 1 Chase Manhattan Plaza, New York, N.Y. 10081

     It is hereby agreed as follows:

     Section 1. Unless otherwise  provided  herein,  all terms and conditions of the  Agreement  are  expressly  incorporated  herein by reference  and except as modified hereby,  the Agreement is confirmed in all respects.  Capitalized terms used herein without  definition shall have the meanings  ascribed to them in the
Agreement.

     Section 2.  Section 3 of the  Agreement  is amended as follows by adding in appropriate alphabetic sequence the following:

          (a) "CMBI" shall mean Chase Manhattan Bank International,  an indirect wholly-owned subsidiary of Chase, located in Moscow, Russia.

          (b)  "Direct  Loss" shall mean a loss  determined  based on the market value of the Russian  Security  that is the subject of the loss at the date of  discovery  of such  loss and  without  reference  to any  consequential damages, special conditions or circumstances.

          *(c) "Intemational  Financial  Institution" shall mean any bank in the top 1,000 (together with their  affiliated  companies) as measured by "Tier
     1" capital or any broker/dealer in the top 100 as measured by capital.

          (d)  "Negligence"  shall mean the failure to exercise  reasonable care under the applicable  circumstances as measured by the custodial  practices prevailing  in Russia of  International  Financial  Institutions  acting as custodians for their institutional investor clients in Russia.

          (e)  "No-Action  Letter" shall mean the response of the Securities and
     Exchange  Commission's  Office of Chief Counsel of  Investment  Management,
     dated April  18,1995,  in respect of the Templeton  Russia Fund,  Inc. (SEC
     Ref.  No.  95-151-CC,  File  No.  811-8788)  providing  "no-action"  relief underss.17(f)  of The Investment  Company Act of 1940, as amended,  and SEC
     Rule 17f-5 thereunder,  in connection with custody of such Templeton Russia
     Fund, Inc.'s investments in Russian Securities.

          (f)  "Registrar   Company'  shall  mean  any  entity  providing  share
     registration services to an issuer of Russian Securities.

          (g)  "Registrar  Contract'  shall mean a contract  between  CMBI and a
     Registrar  Company  (and as the  same  may be  amended  from  time to time)
     containing,  inter alia the contractual  provisions described at paragraphs
     (a)-(e) on pps. 5-6 of the No-Action Letter.

          (h)  "Russian  Security"  shall  mean a  Security  issued by a Russian issuer.

          (i)  "Share   Extract"  shall  mean:  (i)  an  extract  of  its  share
     registration  books issued by a Registrar Company  indicating an investor's ownership  of a security;  and (ii) a form  prepared by Chase Moscow or its agent in those  cases  where a Registrar  Company is  unwilling  to issue a
     Share Extract.

     Section  3(a).  Section  10 of the  Agreement  is  amended  by adding a new subsection (d) on p.14 as follows:  "Payment for Russian Securities shall not be made  prior to the  issuance  by the  Registrar  Company  of the  Share  Extract relating to such Russian Security.'

     Section  3(b).  Section  10 of the  Agreement  is  amended  by adding a new subsection  (e) on p.15  as  follows:  "Delivery  of  Securities  may be made in accordance  with the customary or established  securities  trading or securities processing  practices and procedures in Russia.  Delivery of Securities may also be made in any manner  specifically  required by Instructions  acceptable to the
Bank.*

     Section 3(c).  Section 10 of the  Agreement is further  amended by adding a new subsection  (g) on p.17 as follows:  "It is understood and agreed that Chase need only use its  reasonable  efforts  with  respect  to  performing  functions
(a)-(f) immediately above with respect to Russian Securities.'

     Section  4(a).  Section  14(a) of the Agreement is amended by inserting the following at the end of the first  sentence as follows:";  provided  that,  with respect  to  Russian  Securities,  Chase's  responsibility  shall be  limited to safekeeping of relevant Share Extracts.'

     Section  4(b).  Section  14(a)  of the  Agreement  is  further  amended  by
Inserting the following after the first sentence  thereof:  "Delegation by Chase to CMBI shall not relieve Chase of any  responsibility  to Fund for any loss due to such delegation,  and Chase shall be liable for any loss or claim arising out of or in connection with the performance by CMBI of such delegated duties to the same extent as if Chase had itself provided the custody services  hereunder.  In
connection   with  the   foregoing,   neither   Chase  nor  CMBI  shall   assume
responsibility  for, and neither  shall be liable for, any action or inaction of any Registrar  Company and no Registrar  Company shall be, or shall be deemed to be, Chase,  CMBI, a Chase Branch, a Domestic  Securities  Depository,  a Foreign
Bank, a Foreign Securities Depository or the employee, agent or personnel of any
of  the  foregoing.   Anything  to  the  contrary  contained  in  the  Agreement notwithstanding,  with  respect to custodial  services  for Russian  Securities, neither  Chase nor CMBI shall be liable to Fund except for Direct  Losses to the extent  caused by their  respective  Negligence  or willful  misconduct.  To the extent that CMBI employs  agents to perform any of the functions to be performed by Chase or CMBI with  respect to  Russian  Securities,  neither  Chase nor CMBI shall be responsible for any act,  omission,  default or for the solvency of any such agent unless the  appointment of such agent was made with  Negligence or in bad faith,  except that where Chase or CMBI uses:  (i) an affiliated  nominee or
(ii) an agent to perform the share registration or share confirmation  functions described  at  (a)-(e)  on pps.  5-6 of the  No-Action  Letter and to the extent applicable to CMBI, the share  registration  functions  described on pps. 2-3 of the  No-Action  Letter,  Chase  and CMBI  shall be liable to Fund as if CMBI was responsible for performing such services itself."

     Section 5. Add a new Section 25 to the Agreement as follows:

          "(a) Chase will  advise Fund (and will update such advice from time to time as changes  occur) of those  Registrar  Companies  with which CMBI has entered into a Registrar  Contract.  Chase shall cause CMBI to monitor each
     Registrar Company and Chase shall promptly advise Fund when CMBI has actual knowledge of the  occurrence of any one or more of the events  described in paragraphs  (i)-(v) on pps.  8-9 of the  N~Action  Letter with respect to a
     Registrar Company that serves in that capacity for any issuer the shares of which are held by Fund.

          (b) Where Fund is considering  investing in the Russian  Securities of an issuer  as to which  CMBI does not have a  Registrar  Contract  with the issuer's Registrar Company,  Fund may request that CMBI consider whether it would be willing to attempt  to enter into such a  Registrar  Contract  and
     CMBI shall advise Fund of its  willingness  to do so. Where CMBI has agreed to make such an attempt,  Chase will advise Fund of the  occurrence  of any one or more of the events  described in paragraphs  (i)-(iv) on pps. 8-9 of the N~Action Letter of which CMBI has actual knowledge.

          (c) Where Fund is considering  investing in the Russian  Securities of an issuer  as to which  CMBI has a  Registrar  Contract  with the  issuer's
     Registrar  Company,  Fund may advise  Chase of its interest in investing in such issuer and, in such event, Chase will advise Fund of the occurrence of any one or more of the events  described in paragraphs  (i)-(v) on pps. 8-9 of the N~Action Letter of which CMBI has actual knowledge.'

     Section 6. Add a new Section 26 to the  Agreement  as follows:  "Fund shall pay for and hold Chase and CMBI harmless  from any  liability or loss  resulting from the  imposition or assessment of any taxes or other  governmental  charges, and any  related  expenses  with  respect to income  from or  Securities  in the
Accounts."

     Section  7.  Add a new  Section  27 to  the  Agreement  as  follows:  "Fund acknowledges  that  CMBI  may not be  able,  in  given  cases  and  despite  its reasonable  efforts, to obtain a Share Extract from a Registrar Company and CMBI shall not be liable in any such  event  including  with  respect  to any  losses resulting from such failure."

     Section 8. Add a new Section 28 to the  Agreement  as follows:  "Subject to the  cooperation  of a  Registrar  Company,  for at least  the  first  two years following  CMBI's  first use of a Registrar  Company,  Chase shall cause CMBI to conduct share  confirmations on at least a quarterly basis,  although thereafter confirmations  may be  conducted  on a less  frequent  basis if Fund's  Board of
Directors, in consultation with CM BI, determines it to be appropriate."

     Section 9. Add a new Section 29 to the  Agreement as follows:  "Chase shall cause CMBI to prepare for  distribution to Fund's Board of Directors a quarterly report  identifying:  (i)  any  concerns  it has  regarding  the  Russian  share registration  system  that  should  be  brought  to the  attention  of  Board of
Directors;  and (ii) the steps  CMBI has taken  during the  reporting  period to ensure that Fund's interests continue to be appropriately recorded."

     Section  10.  Add a new  Section  30 to the  Agreement  as  follows:  "Fund acknowledges  that it has  received,  reviewed and  understands  Chase's  market report  dated May 1996 for  Russia,  including,  but not  limited  to, the risks described therein."

     Section 11. Add a new Section 31 to the  Agreement  as follows:  "Except as provided  in  newss.ss.25(b)  and (c),  the  services  to be  provided  by Chase hereunder will be provided only in relation to Russian Securities for which CMBI has entered into a Registrar Contract with the relevant Registrar Company."

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TEMPLETON GLOBAL INCOME                   THE CHASE MANHATTAN BANK, N.A
FUND, INC.

By:   /s/ Thomas M. Mistele               By:  /s/ Lenore Vanden-Handel
      ---------------------------         --------------------------------------

Name:    Thomas M. Mistele                Name:    Lenore Vanden-Handel

Title:  Secretary                         Title:   Vice President

Date:  July 15, 1996                      Date:    July 5, 1996